SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): October 6, 1997


                           TAL Wireless Networks, Inc.
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                       0-26110            13-3768554
(State or Other Jurisdiction of         (Commission       (I.R.S. Employer
Incorporation or Organization)          File Number)      Identification Number)




930 East Arques Avenue                                                94086-4552
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (408) 523-8000





(Former Name or Former Address if Changed Since Last Report)




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Item 5.  Other Events.

Introduction

         As reported in an earlier Current Report on Form 8-K, on October 6, 1997, TAL Wireless Networks, Inc. ("Registrant") filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Reform Act of 1978 (the "Bankruptcy Code").

         The purpose of this Form 8-K is to inform the public how it intends to handle its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the reasons set forth below, Registrant, in lieu of filing with the Securities and Exchange Commission (the "Commission") the periodic reports required under the Exchange Act, intends to file modified reports that although in form do not comply with the rules and regulations under the Exchange Act will, in substance, keep the investing public informed of Registrant's condition pending its Chapter 11 proceeding.

Background

         Until recently, Registrant was a wireless data communications services provider that attempted to capitalize on the exploding demand for alternatives to the high cost of wire line communications networks in developing economies.

         Registrant was formed under the laws of the State of Delaware in May 1994 under the name Kushi Macrobiotics Corp., to develop, produce and/or market a full line of high quality natural foods. In August 1995, Registrant raised approximately $4.8 million in an initial public offering of its securities, which proceeds were used to fund activities undertaken during Registrant's development phase. In early 1996, management determined that revenues and profit margins were not adequate to sustain the business as a going concern. Registrant's management then focused on finding a merger, joint venture or strategic alliance partner to protect stockholder equity. In May 1996, Registrant executed a definitive agreement to merge with American Phoenix Group, Inc. a Nevada corporation, which was subsequently amended in July 1996. The merger was consummated on September 26, 1996, whereupon Registrant, which emerged as the survivor, changed its name to "American Phoenix Group, Inc."

         Following this transaction, Registrants' objective was to create stockholder value by acquiring, financing and developing technology-related companies. As a result of the merger, Registrant had three subsidiaries: Marine Turbine Australian Pty., Ltd. ("MTA"), an Australian proprietary limited company; Masling Industries Pty. ("Masling"), an Australian proprietary limited company; and Tokan Holdings, Inc. ("Tokan"), a Delaware corporation through which Registrant owned a minority interest in Barlile Corp., Ltd. ("Barlile"), an Australian entity engaged in a variety of agricultural ventures with a portfolio of notes and investments. MTA has developed a prototype modular power unit for use in high speed ocean pursuit craft. Masling is an aircraft component overhaul and engineering facility.


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



         On October 24, 1996, Registrant entered into an agreement to acquire all of the capital stock of Tetherless Access Asia Ltd. ("TAAL"), a privately held Australian corporation, in exchange for shares of Common Stock and Preferred Stock to be issued to the shareholders of TAAL. On a fully diluted basis, the shareholders of TAAL became the beneficial owners of 60% of Registrant's Common Stock. As a condition to closing, Registrant was required to sell its business assets and make the proceeds generated from such disposition available to fund the business of TAAL.

         The TAAL transaction was consummated on November 13, 1996. In connection with the consummation of the TAAL transaction, Registrant's MTA/Masling subsidiary and its Barlile and note portfolio investments were sold for a total consideration of approximately $10.3 million payable incrementally and in full by February 28, 1997. Approximately $1.1 million was paid. The balance was never received by Registrant. In April 1997, Registrant changed its name to TAL Wireless Networks, Inc., to evidence the new direction of its business.

         On May 21, 1997, Registrant was served with complaints by Golden Insurance Company ("Golden Eagle") in five separate but related lawsuits. The suits claimed damages aggregating approximately $12.5 million plus interest and costs. The suits also named ECI Construction Services, Inc. ("ECI CS") and Environmental Control Industries, both former subsidiaries of American Phoenix Group, Inc., Registrant's predecessor by merger ("APG"), and APG's former officers and directors and controlling shareholders. Golden Eagle sought reimbursement of losses allegedly incurred in connection with certain construction projects it purportedly completed. These projects were commenced in the early 1990's by ECI CS and Environmental Control Industries, which entities ceased operations a number of years ago. As a result, the lawsuits were unrelated to Registrant's then current business and operations.

         As a result of the non-payment of the promissory notes received by Registrant in consideration for the sale of substantially all its assets as set forth above, the suit commenced by Golden Eagle as well as the refusal by Registrant's principal stockholders, located in Australia, to continue to finance Registrant through short term loans, in July 1997, it was forced to cease all operations and lay off its personnel.

         It took Registrant in excess of three months to raise the financing necessary to retain bankruptcy and other counsel and professionals to handle a bankruptcy proceeding. On October 6, 1997, Registrant filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (the "Petition Date").

Registrant's Future Reports

         The burden on Registrant resulting from the need to focus on reorganization-related matters no longer permits the review and preparation of periodic reports. Registrant does not have the financial or human resources necessary to adequately comply with its reporting obligations under the Exchange


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Act. Registrant's  financial resources are insufficient to continue its business for purposes other than its winding up. In addition, in accordance with the purposes of the Bankruptcy Code, Registrant's activities are necessarily limited to serving the best interests of its creditors. Preparation of reports under the Exchange Act by Registrant would detract from serving its creditors' best interests.

         Registrant also believes that non-financial data required to be included in Registrant's periodic reports are not appropriate under the current circumstances. Registrant's remaining directors are currently affiliated with Registrant for the sole purpose of winding up its affairs.

         In addition, there is virtually no trading in Registrant's securities. Registrant's stockholders have no expectation of any distribution upon liquidation of Registrant's business. Filing reports required under the Exchange Act would therefore not serve the Exchange Act's disclosure purposes. The current state of the market for Registrant's securities demonstrates that there is little danger of harming public stockholders if Registrant follows the procedure herein set forth. Stockholders will not benefit from the periodic disclosure required under the Exchange Act. Also, Registrant has made considerable efforts to keep its stockholders informed through timely disclosures. Registrant filed a Current Report on Form 8-K on July 29, 1997, to disclose the closure of its offices and its intention to file a petition under Chapter 11. The filing of Registrant's bankruptcy petition was promptly disclosed in a press release on the Petition Date. Furthermore, Registrant reported its bankruptcy filing in a Current Report on Form 8-K which was filed within days after the Petition Date.

         The monthly reports to be submitted by Registrant (which will be filed with the Commission as set forth herein) will provide relevant information to stockholders respecting Registrant's business prospects and possible successful reorganization. Furthermore, such reports will be more frequently made than filings made under Forms 10-K or 10-Q.

Conclusion

         Registrant intends to file with the Commission under cover of a Form 8-K copies of the monthly reports within 15 calendar days following their submission to the bankruptcy court. This modified reporting procedure would replace the periodic reports required under the Exchange Act until confirmation of a plan of reorganization.

         Registrant believes that the proposed modified reporting procedure will best serve the interests of all its stockholders.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: October 27, 1997



                                       TAL WIRELESS NETWORKS, INC.


                                       By: /s/
                                           Richard Redett, Director








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